Exhibit 99.4

APPENDIX: SUMMARY BUDGET INFORMATION

COMPARATIVE STATEMENT OF SURPLUS OR DEFICIT
Thousands
$

	Year Ending March 31

	2008	2008	2009
	Estimate	Revised	Estimate

Revenue
Ordinary Account	6,292,816	6,517,213	6,671,622
Capital Account	240	1,193	115
Special Purpose Account	49,196	56,774	52,198
Special Operating Agency Account (net)	81,865	87,926	126,950
Sinking Fund Earnings	227,500	230,400	224,800
Amortization of Deferred Capital Contributions	25,477	25,477	28,666
Total Revenue	6,677,094	6,918,983	7,104,351

Expense
Ordinary Account	6,190,118	6,422,928	6,565,526
Capital Account	77,844	79,819	81,160
Special Purpose Account	51,367	55,690	53,632
Special Operating Agency Account (net)	70,317	91,711	115,498
Amortization of Tangible Capital Assets	250,351	250,870	269,507
Total Expense	6,639,997	6,901,018	7,085,323

Surplus (Deficit)	37,097	17,965	19,028

Note:
The format of this statement has been simplified for 2008-2009. Please refer to page 28 for a comparative schedule using the format as presented in the 2007-2008 Budget.

COMPARATIVE STATEMENT OF CHANGE IN NET DEBT
Thousands
$

	Year Ending March 31

	2008	2008	2009
	Estimate	Revised	Estimate

Surplus (Deficit)	37,097	17,965	19,028

Acquisition of Tangible Capital Assets	(777,840)	(794,683)	(404,807)

Amortization of Tangible Capital Assets	250,351	250,870	269,507

Revenue Received to Acquire Tangible Capital Assets	159,889	153,220	26,669

Amortization of Deferred Capital Contributions	(25,477)	(25,477)	(28,666)

(Increase) Decrease in Net Debt	(355,980)	(398,105)	(118,269)

TOTAL REVENUE
2008-2009
Thousands
$

				SPECIAL
			SPECIAL	OPERATING
	ORDINARY	CAPITAL	PURPOSE	AGENCY
DEPARTMENT	ACCOUNT	ACCOUNT	ACCOUNT	ACCOUNT (NET)	TOTAL

Agriculture and Aquaculture	6,677	0	0	0	6,677
Business New Brunswick	10,551	20	0	0	10,571
Education	32,932	0	12,991	0	45,923
Energy	363	0	0	0	363
Energy Efficiency and Conservation
Agency of New Brunswick	801	0	0	0	801
Environment	4,488	0	8,500	0	12,988
Finance	5,741,420	0	56	0	5,741,476
Fisheries	165	0	0	0	165
Health	38,689	0	1,370	0	40,059
Justice and Consumer Affairs	47,387	0	449	0	47,836
Legislative Assembly	484	0	0	0	484
Local Government	297	0	0	0	297
Natural Resources	79,624	40	2,723	0	82,387
Office of the Attorney General	128	0	0	0	128
Office of the Comptroller	175	0	0	0	175
Other Agencies	400,724	0	0	0	400,724
Post-Secondary Education, Training
and Labour	137,603	0	2,253	28,174	168,030
Public Safety	107,453	0	6,581	5,704	119,738
Regional Development Corporation	0	0	0	89,889	89,889
Social Development	52,643	50	14,333	0	67,026
Supply and Services	624	5	1,063	0	1,692
Tourism and Parks	3,369	0	60	2,583	6,012
Transportation	5,025	0	0	600	5,625
Wellness, Culture and Sport	0	0	1,819	0	1,819
Sub-total	6,671,622	115	52,198	126,950	6,850,885
Sinking Fund Earnings					224,800
Amortization of Deferred Capital Contributions					28,666

TOTAL REVENUE					7,104,351

COMPARATIVE STATEMENT OF ESTIMATED GROSS REVENUE BY SOURCE

Thousands
$

	Year Ending March 31

	2008	2008	2009
OWN SOURCE	Estimate	Revised	Estimate

Taxes
Personal Income Tax	1,210,300	1,251,000	1,266,000
Corporate Income Tax	238,800	267,000	183,000
Metallic Minerals Tax	70,000	116,600	100,000
Provincial Real Property Tax	369,000	364,000	382,900
Harmonized Sales Tax	909,200	839,500	950,000
Gasoline and Motive Fuels Tax	191,200	199,000	199,000
Tobacco Tax	84,000	80,000	80,000
Pari-Mutuel Tax	65	60	65
Insurance Premium Tax	39,600	39,300	40,200
Real Property Transfer Tax	6,200	6,400	6,400
Large Corporation Capital Tax	26,300	31,200	14,000
Financial Corporation Capital Tax	10,000	7,000	7,000
Sub-total: Taxes	3,154,665	3,201,060	3,228,565

Return on Investment	189,742	277,791	251,738
Licenses and Permits	100,565	100,999	101,256
Sale of Goods and Services	209,096	223,836	232,423
Royalties	65,176	66,676	70,950
Lottery Revenues	116,125	118,125	118,375
Fines and Penalties	7,183	8,172	7,943
Miscellaneous	25,473	27,402	26,748

TOTAL: OWN SOURCE REVENUE.	3,868,025	4,024,061	4,037,998

Unconditional Grants - Canada
Fiscal Equalization Payments	1,435,200	1,476,500	1,583,800
Canada Health Transfer	513,900	517,400	532,500
Canada Social Transfer	217,500	219,700	238,000
Other	1,938	1,938	1,938
Sub-total: Unconditional Grants - Canada	2,168,538	2,215,538	2,356,238

Conditional Grants - Canada	256,253	277,614	277,386

TOTAL: GRANTS FROM CANADA	2,424,791	2,493,152	2,633,624

TOTAL: GROSS ORDINARY REVENUE	6,292,816	6,517,213	6,671,622

TOTAL EXPENSE
2008-2009
Thousands
$

				SPECIAL
			SPECIAL	OPERATING
	ORDINARY	CAPITAL	PURPOSE	AGENCY
DEPARTMENT	ACCOUNT	ACCOUNT	ACCOUNT	ACCOUNT (NET)	TOTAL

Agriculture and Aquaculture	35,595	400	0	0	35,995
Business New Brunswick	52,304	0	0	0	52,304
Education	941,630	0	12,991	0	954,621
Energy	3,285	0	0	0	3,285
Energy Efficiency and Conservation
Agency of New Brunswick	12,688	0	0	0	12,688
Environment	13,872	0	8,500	0	22,372
Executive Council Office	5,669	0	0	0	5,669
Finance	12,793	0	56	0	12,849
Fisheries	3,871	0	0	0	3,871
General Government	581,576	0	0	0	581,576
Health	2,197,735	0	1,330	0	2,199,065
Intergovernmental Affairs	5,025	0	0	0	5,025
Justice and Consumer Affairs	40,017	0	449	0	40,466
Legislative Assembly	23,535	0	0	0	23,535
Local Government	113,957	0	0	0	113,957
Maritime Provinces Higher Education
Commission	120,465	0	0	0	120,465
Natural Resources	84,112	1,200	2,744	0	88,056
Office of the Attorney General	14,785	0	0	0	14,785
Office of the Comptroller	4,656	0	0	0	4,656
Office of Human Resources	5,838	0	0	0	5,838
Office of the Premier	1,720	0	0	0	1,720
Post-Secondary Education, Training
and Labour	276,953	0	2,223	28,174	307,350
Public Safety	116,594	0	7,281	6,498	130,373
Regional Development Corporation	51,763	16,500	0	90,789	159,052
Service of the Public Debt	597,021	0	0	0	597,021
Social Development	910,425	0	14,500	0	924,925
Supply and Services	109,138	11,532	1,629	0	122,299
Tourism and Parks	31,526	2,128	55	2,569	36,278
Transportation	178,881	49,400	0	(12,532)	215,749
Wellness, Culture and Sport	18,097	0	1,874	0	19,971
Sub-total	6,565,526	81,160	53,632	115,498	6,815,816
Amortization of Tangible Capital Assets					269,507

TOTAL EXPENSE					7,085,323

FISCAL RESPONSIBILITY AND BALANCED BUDGET ACT
Millions
$

2007-2008 to 2010-2011 Fiscal Period

	Year Ending March 31

	2008		2009
	Revised		Estimate

Total Revenue	6,919.0		7,104.4
Add: Required changes under the Act	0.0		0.0
Adjusted Revenue	6,919.0		7,104.4

Total Expense	6,901.0		7,085.3
Adjusted Surplus (Deficit) for the Year	18.0		19.0

Cumulative Difference - Beginning of Year	0.0		18.0

Cumulative Difference - End of Year	18.0		37.0

	Year Ending March 31

	2007	2008	2009

Net Debt	6,577.9	6,976.0	7,094.3

GDP (31 December)	25,221	26,639	27,704

Ratio of Net Debt to GDP	0.3%	0.3%	0.3%

Note: Columns may not add due to rounding

NEW BRUNSWICK ROAD IMPROVEMENT FUND
Thousands
$

	Year Ending March 31

	2008	2008	2009
	Estimate	Revised	Estimate
Revenue
Gasoline and Motive Fuel Tax	191,200	199,000	199,000

Expenditures
Department of Transportation
Capital Account	717,350	720,368	325,830
Ordinary Account	170,721	184,421	178,841
Total Expenditures	888,071	904,789	504,671

Net Expenditures	696,871	705,789	305,671

Source of Funding for Net Expenditures
Federal Capital Revenues	155,839	151,769	23,850
Provincial Contribution from Consolidated Fund	541,032	554,020	281,821
TOTAL	696,871	705,789	305,671

Note:
Capital account expenditures relating to the Vehicle Management Agency have been excluded from the total expenditures above.

COMPARATIVE STATEMENT OF SURPLUS OR DEFICIT
Thousands
$

	Year Ending March 31

	2008	2008	2009
BUDGETARY ACCOUNTS	Estimate	Revised	Estimate

Ordinary Account:
Revenues	6,292,816	6,517,213	6,671,622
Expenditures	6,190,118	6,422,928	6,565,526
Surplus (Deficit)	102,698	94,285	106,096

Capital Account:
Revenues	160,129	154,413	26,784
Expenditures	855,684	874,502	485,967
Surplus (Deficit)	(695,555)	(720,089)	(459,183)

Special Purpose Account:
Revenues	49,196	56,774	52,198
Expenditures	51,367	55,690	53,632
Surplus (Deficit)	(2,171)	1,084	(1,434)

Special Operating Agency Account (net):
Revenues	81,865	87,926	126,950
Expenditures	70,317	91,711	115,498
Surplus (Deficit)	11,548	(3,785)	11,452

Sinking Fund Earnings	227,500	230,400	224,800

Gross Consolidated Revenue	6,811,506	7,046,726	7,102,354
Add: Amortization of Deferred Capital Contributions	25,477	25,477	28,666
Less: Revenue Received to Acquire Tangible Capital Assets	(159,889)	(153,220)	(26,669)
Total Revenue	6,677,094	6,918,983	7,104,351

Gross Consolidated Expenditure	7,167,486	7,444,831	7,220,623
Add: Amortization Expense	250,351	250,870	269,507
Less: Investment in Tangible Capital Assets	(777,840)	(794,683)	(404,807)
Total Expense	6,639,997	6,901,018	7,085,323

Surplus (Deficit)	37,097	17,965	19,028